Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly Report of Nano Mobile Healthcare, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2016 filed with the Securities and Exchange Commission (the “Report”), I, Joseph C. Peters, Chief Executive Officer of the Company, and I, Robert Chicoski, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

By:	/s/ Joseph C. Peters
Name:	Joseph C. Peters
Title:	Principal Executive Officer and Director
Date:	March 16, 2018

By:	/s/ Robert Chicosk
Name:	Robert Chicosk
Title:	Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer and Director
Date:	March 16, 2018

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.